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EXHIBIT 5

Consolidated financial statements

Independent auditors' report to the directors

        We have audited the consolidated balance sheets of The Toronto-Dominion Bank as at October 31, 2002 and 2001, and the consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the three-year period ended October 31, 2002. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

        In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Bank as at October 31, 2002 and 2001 and the results of its operations and its cash flows for each of the years in the three-year period ended October 31, 2002 in accordance with Canadian generally accepted accounting principles, including the accounting requirements of the Superintendent of Financial Institutions Canada.

Ernst & Young LLP
Chartered Accountants
Toronto, Canada
November 27, 2002

Comments by auditor for U.S. readers on Canada-U.S. reporting difference

        In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there are changes in accounting principles that have a material effect on the comparability of The Toronto-Dominion Bank's consolidated financial statements, such as the changes described in Note 1 to the consolidated financial statements. Our report to the directors dated November 27, 2002 is expressed in accordance with Canadian reporting standards which do not require a reference to such changes in accounting principles in the auditors' report when the changes are properly accounted for and adequately disclosed in the consolidated financial statements.

Ernst & Young LLP
Chartered Accountants
Toronto, Canada
November 27, 2002

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EXHIBIT 5
Consolidated financial statements
Independent auditors' report to the directors
Comments by auditor for U.S. readers on Canada-U.S. reporting difference